EXHIBIT 21.2
SUBSIDIARIES OF NIPPON MINING HOLDINGS, INC.

Name	Jurisdiction of Incorporation
Japan Energy E&P Australia Pty. Ltd.	Australia
Japan Energy E&P JPDA Pty. Ltd.	Australia
Japan Energy (Oceania) Pty. Ltd.	Australia
Nippon Mining of Australia Pty. Ltd.	Australia
PPC Canada Enterprises Corp.	Canada
Nippon Mining of Canada Ltd.	Canada
Minera Lumina Copper Chile S.A.	Chile
Minera PPC Arica S.A.	Chile
Pan Pacific Copper Shanghai Co., Ltd.	China
Changzhou Jinyuan Copper Co., Ltd.	China
Nikko Metals Shanghai Co., Ltd.	China
Nikko Fuji Electronics Dongguan Co., Ltd.	China
Nikko Metals Hong Kong Ltd.	China
Nippon Mining & Metals (Suzhou) Co., Ltd.	China
Nikko Fuji Precision (Wuxi) Co., Ltd.	China
Shanxi Japan Energy Lubricants Co., Ltd.	China
Japan Energy (Shanghai) Trading Co., Ltd.	China
Shenzhen Nikko Shoji Co., Ltd.	China
Nikko Metals Trading & Services (Shanghai) Co., Ltd.	China
Nikko Metals Suzhou Co., Ltd.	China
Hong Kong Nikko Shoji Co., Ltd.	China (Hong Kong)
Fuji Electronics (HK) Co., Ltd.	China (Hong Kong)
Gould Electronics GmbH	Germany
Gould Verwaltungs GmbH	Germany
Nikko Metals Europe GmbH	Germany
Chita Oil Co., Ltd.	Japan
Nikko Liquefied Gas Co., Ltd.	Japan
Petrocokes Ltd.	Japan
Fukui Oil Storage Co., Ltd.	Japan
JOMO Sun Energy Co., Ltd.	Japan
Nissho Shipping Co., Ltd.	Japan
Nippon Tanker Co., Ltd.	Japan
JOMO-Net Co., Ltd.	Japan
JOMO Enterprise Co., Ltd.	Japan
Japan Energy Development Co., Ltd.	Japan
JOMO Support System Co., Ltd.	Japan
Kyo-Pro Co., Ltd.	Japan
J-Quest Co., Ltd	Japan
JOMO Retail Service Co., Ltd.	Japan
Kashima Oil Co., Ltd	Japan
Asia Shoji Co., Ltd.	Japan
Japan Gas Energy Corporation	Japan
JOMO-Pro Kanto Co., Ltd.	Japan
Japan Energy Corporation	Japan
Kyobishi Co., Ltd.	Japan
Kashima Aromatics Co., Ltd.	Japan
IS Japan Co., Ltd.	Japan
Nikko Exploration and Development Co., Ltd.	Japan
Kasuga Mines Co., Ltd.	Japan
Nikko Environmental Services Co., Ltd.	Japan
Nikko Art & Craft Co., Ltd.	Japan

Name	Jurisdiction of Incorporation
Nikko Mikkaichi Recycle Co., Ltd.	Japan
Nippon Mining & Metals Co., Ltd.	Japan
Pan Pacific Copper Co., Ltd.	Japan
Japan Copper Casting Co., Ltd.	Japan
Kurobe Nikko Galva Co., Ltd.	Japan
Nikko Tsuruga Recycle Co., Ltd.	Japan
Tomakomai Chemical Co., Ltd.	Japan
Nikko Shoji Co., Ltd.	Japan
Nikko Plant Saganoseki Co., Ltd.	Japan
Nikko Logistics Partners Co., Ltd.	Japan
Nikko Drilling Co., Ltd.	Japan
Nippon Marine Co., Ltd.	Japan
Circum Pacific Navigation Co., Ltd.	Japan
Japan Korea Joint Smelting Co., Ltd.	Japan
Nissyo Kou-un Co., Ltd.	Japan
Nikko Smelting and Refining Co., Ltd.	Japan
Hibi Kyodo Smelting Co., Ltd.	Japan
Nikko Fuji Electronics Co., Ltd.	Japan
Nikko Coil Center Co., Ltd.	Japan
Toyoha Mines Co., Ltd.	Japan
Automax Co., Ltd.	Japan
Nippon Mining Business Support Co., Ltd.	Japan
Nippon Mining IT Co., Ltd.	Japan
Nippon Mining Ecomanagement, Inc.	Japan
Nippon Mining Procurement, Inc.	Japan
Nichiyo Engineering Corp.	Japan
Nippon Mining Finance Co., Ltd.	Japan
Nippon Mining Insurance Service Co., Ltd.	Japan
Nippon Mining Research & Technology Co., Ltd.	Japan
Nikko Real Estate Co., Ltd.	Japan
Akita Bichiku Marine Service Co., Ltd.	Japan
Akita Oil Storage Co., Ltd.	Japan
Auto Service West Co.	Japan
Auto Joy Co., Ltd	Japan
Oga Techno K.K.	Japan
Ocean Foods Co., Ltd.	Japan
Cactus Industry Co., Ltd.	Japan
Gas Net Co., Ltd.	Japan
Kyodo Terminal Co., Ltd.	Japan
Kyo-Pro Transport Co., Ltd.	Japan
Kyowa Oil Sales Co., Ltd.	Japan
Creacorl Co., Ltd.	Japan
Sanyo Kiki Kentei Co., Ltd.	Japan
Japan Energy Analytical Research Center Co., Ltd.	Japan
JOMO Gardian Co., Ltd.	Japan
JOMO Educational Information Center Co., Ltd.	Japan
JOMO Technical Research Center Co., Ltd.	Japan
JOMO Mizushima Techno Co., Ltd.	Japan
Shin Hokko Sekiyu K.K.	Japan
Sebuc Corporation	Japan
Center Marine Co., Ltd.	Japan
Taiyo K.K.	Japan
TS Service Co., Ltd.	Japan

Name	Jurisdiction of Incorporation
Tokyo Techno-Station Co., Ltd.	Japan
Tobu Tanker Co., Ltd.	Japan
Nissho Tremarine Co., Ltd.	Japan
Nittan Marine Service Co., Ltd.	Japan
Nitto Marine Service Co., Ltd.	Japan
Nippo Co., Ltd.	Japan
Nippon Special Purpose Shipping Co., Ltd.	Japan
Fukui Bichiku Security Services Co., Ltd.	Japan
Fukui Bichiku Marine Co., Ltd.	Japan
Funakawa Kosan Co., Ltd.	Japan
Petro Marine Service Co., Ltd.	Japan
Homma Shoji K.K.	Japan
Eikichi Kaiun Co., Ltd.	Japan
Eiko Senpaku Co., Ltd.	Japan
Kamine Clean Service Co., Ltd.	Japan
Keihin Kaseihin Center Co., Ltd.	Japan
Sankin Hibi Harbor Transportation Co., Ltd.	Japan
Sanwa Maritime Co., Ltd.	Japan
Toei Kisen Co., Ltd.	Japan
Nichiei Kouun Co., Ltd.	Japan
Nissho Seibi Kojo Co., Ltd.	Japan
Hibi Motor Vehicles Co., Ltd.	Japan
Advanced Forging Technology Co., Ltd.	Japan
Ichinoseki Foil Manufacturing Co., Ltd.	Japan
Kitaibaraki Precision Co., Ltd.	Japan
Nikko Foundry Co., Ltd.	Japan
Inspection and Diagnosis Corporation	Japan
Ibaraki Nikko Construction Co., Ltd.	Japan
Ohtani Mines Co., Ltd.	Japan
Kashima Engineering Co., Ltd.	Japan
Kaneuchi Mines Co., Ltd.	Japan
Keihin Kako Co., Ltd.	Japan
JBS Co., Ltd.	Japan
Shimoda Spa Co., Ltd.	Japan
Shakanai Mines Co., Ltd.	Japan
Shin-Takatama Mines Co., Ltd.	Japan
Namariyama Mines Co., Ltd.	Japan
Hanawa Mines Co., Ltd.	Japan
Hitachi Mines Co., Ltd.	Japan
Hokushin Mines Co., Ltd.	Japan
Hokuriku Mines Co., Ltd.	Japan
Yoshino Mines Co., Ltd.	Japan
Japan Energy E&P Malaysia Co., Ltd.	Japan
NMC Pearl River Mouth Oil Development Co., Ltd.	Japan
Southern Highlands Petroleum Co., Ltd.	Japan
Nikko Metals Korea Co., Ltd.	Korea
Nippon Precision Technology (Malaysia) Sdn. Bhd.	Malaysia
Materials Service Complex Malaysia Sdn. Bhd.	Malaysia
Nippon LP Resources B.V.	Netherlands
Nippon Mining of the Netherlands B.V.	Netherlands
Golden Gas Carrier S.A.	Panama
Golden Sunshine Tanker S.A.	Panama
Golden Sunrise Navigation S.A.	Panama

Name	Jurisdiction of Incorporation
Santa Esperanza Navigation S.A.	Panama
Golden Palm Maritime S.A.	Panama
Golden Chemical Tankers S.A.	Panama
Golden Harmony Maritime S.A.	Panama
Panglo Maritime S.A.	Panama
Golden Fortune Ship - Holding S.A.	Panama
Santa Monica Navigation S.A.	Panama
Sunny Cape Maritime S.A.	Panama
Golden Dream Maritime S.A.	Panama
Golden Pacific Maritime S.A.	Panama
Santa Gloria Navigation S.A.	Panama
Golden Mercury Maritime S.A.	Panama
Golden Product Tankers S.A.	Panama
Sunny Durban Maritime S.A.	Panama
Golden Jupiter Navigation S.A.	Panama
Golden Pegasus Navigation S.A.	Panama
Rafflesia Maritime S.A.	Panama
Max Maritime S.A.	Panama
Cosmos Verde Maritime S.A.	Panama
Osorno Ship Holding S.A.	Panama
Sunny Island Maritime S.A.	Panama
Nissho Shipping Panama Inc.	Panama
Hokushin Shipholding S.A.	Panama
Musashino Shipholding S.A.	Panama
Compania Minera Quechua S.A.	Peru
Nikko Metals Philippines Inc.	Philippines
Japan Energy (Singapore) Pte. Ltd.	Singapore
Nippon Mining Singapore Pte. Ltd.	Singapore
Nissho Odyssey Ship Management Pte. Ltd.	Singapore
Nikko Metals Singapore Pte. Ltd.	Singapore
Nikko Metals Taiwan Co., Ltd.	Taiwan
Gould Electronics Limited	U.K.
Japan Energy (U.K.) Ltd.	U.K.
Irvine Scientific Sales Co., Inc.	U.S.A.
Gould Electronics Inc.	U.S.A.
Gould International, Inc.	U.S.A.
High Performance Copper Foil, Inc.	U.S.A.
Nikko Metals USA, Inc	U.S.A.

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